EXHIBIT 10.1

Named Executive Officer Salary and Bonus Arrangements for 2007

Base Salaries

            The base salaries for 2007 for the executive officers (the "named executive officers") of Southern Missouri Bancorp, Inc. (the "Company") also is a director of Southern Missouri Bank & Trust (the "Bank") who will be named in the compensation table that will appear in the Company's upcoming 2007 annual meeting proxy statement are as follows:

Name and Title	Base Salary
Greg Steffens President and Chief Financial Officer	$180,608

William Hribovsek Chief Lending Officer	$134,844

Description of 2007 Bonus Arrangement

            The Company has no formal written incentive bonus plan. The amount of bonus award is determined by the Compensation Committee and can vary based on various factors, including Company performance.

            Additional information about the 2007 bonus compensation is incorporated herein by reference from the Company's definitive proxy statement for its Annual Meeting of Stockholders to be held in October 2007, except for information contained under the headings "Compensation Committee Report," and "Report of the Audit Committee," a copy of which will be filed not later than 120 days after the close of the fiscal year.